SCHEDULE 14A
                                 (Rule 14a-101)

                      INFORMATION REQUIRED IN PROXY STATEMENT
                             SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a)
         of the Securities Exchange Act of 1934 (Amendment No.     )
                                                              -----

Filed by the Registrant   [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-12


                            UIL Holdings Corporation
--------------------------------------------------------------------------------
                 (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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     [ ]  Fee paid previously with preliminary materials:

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount previously paid:

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         (2)  Form, Schedule or Registration Statement No.:

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         (3)  Filing Party:

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         (4)  Date Filed:

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



                            UIL HOLDINGS CORPORATION

                   NOTICE OF ANNUAL MEETING OF THE SHAREOWNERS


         DATE:    May 16, 2001

         TIME:    10:00 a.m.

         PLACE:   Quinnipiac University
                  275 Mount Carmel Avenue
                  Hamden, Connecticut

MATTERS TO BE VOTED ON:

1.   Election of directors.

2. Approval of the employment of PricewaterhouseCoopers LLP as UIL Holdings Corporation's independent public accountants for 2001.

3. Any other matters properly brought before the shareowners at the annual meeting or any adjournment of the annual meeting.

You can vote your shares of common stock at the annual meeting if UIL Holdings Corporation's records show that you owned the shares on March 12, 2001.

WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, PLEASE FILL IN, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE THAT WE HAVE PROVIDED TO YOU. IF YOU MAIL US BACK THE ENVELOPE FROM ANYWHERE IN THE UNITED STATES, THEN YOU DON'T HAVE TO PUT ANY POSTAGE STAMPS ON THE ENVELOPE.

April 6, 2001

                                    By Order of the Board of Directors,

                                    SUSAN E. ALLEN
                                    VICE PRESIDENT INVESTOR RELATIONS
                                    AND CORPORATE SECRETARY


                          YOUR VOTE IS IMPORTANT
--------------------------------------------------------------------------------
    IN ORDER TO SAVE UIL HOLDINGS CORPORATION THE EXPENSE OF FURTHER SOLICITATION TO ENSURE THAT A QUORUM IS PRESENT AT THE ANNUAL MEETING, PLEASE MAIL YOUR PROXY PROMPTLY - REGARDLESS OF THE NUMBER OF SHARES
    YOU OWN, AND REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING.
--------------------------------------------------------------------------------

DIRECTIONS TO QUINNIPIAC UNIVERSITY APPEAR AT THE END OF THE ACCOMPANYING PROXY STATEMENT.

                                 PROXY STATEMENT

UIL Holdings Corporation (UIL Holdings) is mailing this proxy statement and the accompanying proxy form on or about April 6, 2001 to all of its shareowners who, according to its records, held common stock as of the close of business on March 12, 2001, in connection with the solicitation of proxies for use at the 2001Annual Meeting of the Shareowners. The annual meeting is going to be held on Wednesday, May 16, 2001 at 10:00 a.m. at Quinnipiac University, 275 Mount Carmel Avenue, Hamden, Connecticut, for the purposes listed in the accompanying Notice of Annual Meeting of the Shareowners. UIL Holdings is making the solicitation and it will bear the expense of printing and mailing proxy materials to shareowners. UIL Holdings will ask banks, brokers and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners of shares and to secure their voting instructions, if necessary, and UIL Holdings will reimburse them for their reasonable expenses in so doing. Directors, officers and employees of UIL Holdings may also solicit proxies personally or by telephone, but they will not be specifically compensated for soliciting proxies. In addition, UIL Holdings has retained Georgeson Shareholder Communications, Inc. of New York, New York, to aid in the solicitation of proxies by similar methods at a cost to UIL Holdings of approximately $12,500, plus expenses.

SHAREOWNERS ENTITLED TO VOTE

At the close of business on March 12, 2001, the record date for the annual meeting, 14,321,231 shares of UIL Holdings' common stock were outstanding. All outstanding shares of common stock will be entitled to vote at the meeting, each share being entitled to one vote, on each matter coming before the meeting as listed in the accompanying Notice of Annual Meeting of the Shareowners. In accordance with UIL Holdings' bylaws, the President will appoint inspectors of proxies and tellers to count all votes on each matter coming before the meeting.

Shareowners who are participants in Investors Choice, a Dividend Reinvestment & Direct Stock Purchase and Sale Plan for the shares of UIL Holdings' common stock, will receive proxy forms that cover the shares held in their accounts under the plan.

If you properly sign and return a proxy form, then the shares covered by that proxy form:

     o will be voted or not voted, in accordance with the instructions you give on the proxy form, to elect as directors for the ensuing year the twelve persons named in this proxy statement, or any other person or persons that the present board of directors will determine if one or more of the twelve persons named is unable to serve;

     o will be voted for or against, or not voted, in accordance with the instructions you give on the proxy form, with respect to the proposal to approve the retention of PricewaterhouseCoopers LLP as independent public accountants for fiscal year 2001; and

     o will be voted in accordance with the discretion of the person or persons designated as proxies on the proxy form with respect to other matters, if any, that come before the meeting. UIL Holdings is not aware of any other matters to be presented at the meeting.

You may revoke your proxy at any time prior to its use. In order to revoke your proxy, you must file with UIL Holdings' Corporate Secretary a written notice of revocation or another properly signed proxy form bearing a later date. If you attend the meeting in person you may, if you wish, vote by ballot at the meeting. If you do vote by ballot at the meeting, then the proxy you previously gave would be cancelled.

Under Connecticut law and UIL Holdings' bylaws, shareowners holding a majority of the shares of outstanding common stock will constitute a quorum for purposes of considering and acting upon the matters listed in the accompanying Notice of Annual Meeting of the Shareowners.

Assuming that a quorum is present at the meeting, directors will be elected by a plurality of the votes cast at the meeting. Withholding authority to vote for a director nominee will not prevent that director nominee from being elected. Cumulative voting for directors is not permitted under Connecticut law unless a corporation's certificate of incorporation provides for cumulative voting rights. UIL Holdings' certificate of incorporation does not contain a provision for cumulative voting rights.

Under Connecticut law, assuming that a quorum is present at the meeting, the proposal to retain PricewaterhouseCoopers LLP as UIL Holdings' independent public accountants will be approved if the votes cast in favor of this action exceed the votes cast against it. Proxies marked to abstain from voting with respect to this action will not have the legal effect of voting against it.

PRINCIPAL SHAREOWNERS

In statements filed with the Securities and Exchange Commission, the persons identified in the table below have disclosed beneficial ownership of shares of UIL Holdings' common stock as shown in the table. The percentages shown in the right-hand column are calculated based on the 14,321,231 shares of common stock outstanding as of the close of business on March 12, 2001. In the statements filed with the Securities and Exchange Commission, none of the persons identified in the table, except David T. Chase, have admitted beneficial ownership of any shares not held in their individual names. All of the persons identified in the table, including David T. Chase, have denied that they have acted, or are acting, as a partnership, limited partnership or syndicate, or as a group of any kind for the purpose of acquiring, holding or disposing of UIL Holdings' common stock.


                                           AMOUNT AND NATURE
                  NAME AND ADDRESS           OF BENEFICIAL
TITLE OF CLASS   OF BENEFICIAL OWNER          OWNERSHIP        PERCENT OF CLASS
--------------   -------------------          ---------        ----------------

Common Stock     Rhoda L. Chase            586,000 shares,          4.09%
                 280 Trumbull Street       owned directly
                 Hartford, CT 06103

Common Stock     Cheryl A. Chase           79,200 shares,           0.55%
                 280 Trumbull Street       owned directly
                 Hartford, CT 06103

Common Stock     Arnold L. Chase           233,300 shares,          1.63%
                 280 Trumbull Street       owned directly
                 Hartford, CT 06103

Common Stock     The Darland Trust         146,000 shares,          1.02%
                 St. Peter's House,        owned directly
                 Le Bordage
                 St. Peter Port
                 Guernsey GY16AX
                 Channel Islands(1)

Common Stock     David T. Chase            1,036,000 shares,        7.23%
                 280 Trumbull Street       owned indirectly (2)
                 Hartford, CT 06103

                                             AMOUNT AND NATURE
                  NAME AND ADDRESS             OF BENEFICIAL
TITLE OF CLASS   OF BENEFICIAL OWNER            OWNERSHIP       PERCENT OF CLASS
--------------   -------------------            ---------       ----------------

Common Stock    DTC Holdings Corporation (3)   215,000 shares,       1.50%
                280 Trumbull Street            owned directly
                Hartford, CT 06103

Common Stock    The Rhoda & David Chase        81,000 shares,        0.57%
                Family Foundation, Inc.  (4)   owned directly
                280 Trumbull Street
                Hartford, CT 06103

Common Stock    The Sandra & Arnold Chase      26,500 shares,        0.19%
                Family Foundation, Inc.  (4)   owned directly
                280 Trumbull Street
                Hartford, CT 06103

Common Stock    The Cheryl Chase & Stuart      33,000 shares,        0.23%
                Bear Family Foundation,        owned directly
                Inc.(4)
                280 Trumbull Street
                Hartford, CT 06103

---------------------------

(1) The Darland Trust is a trust for the benefit of Cheryl A. Chase and her children. The trustee of this trust is Rothschild Trust Cayman Limited.
(2) All of the shares listed for David T. Chase are included in the shares listed for Rhoda L. Chase, his wife, Cheryl A. Chase, his daughter, Arnold
     L. Chase, his son, and The Darland Trust.
(3) DTC Holdings Corporation was formerly known as American Ranger, Inc. It is a wholly-owned subsidiary of D.T. Chase Enterprises, Inc. and is indirectly owned and controlled by David T. Chase, Rhoda L. Chase, Cheryl A. Chase, Arnold L. Chase, trusts for the benefit of Arnold L. Chase and his children, and trusts for the benefit of Cheryl A. Chase and her children. D.T. Chase Enterprises, Inc. has its address at 280 Trumbull Street, Hartford, CT 06103.
(4) The Chase family foundations are charitable private foundations that are controlled by Cheryl A. Chase, Arnold L. Chase and David T. Chase.

There is no other person or group of persons known to UIL Holdings to be the beneficial owner of more than 5% of the shares of UIL Holdings' common stock as of the close of business on March 12, 2001.

NOMINEES FOR ELECTION AS DIRECTORS

Unless you instruct otherwise on the proxy form, shares to which the form relates will be voted in favor of the persons listed below for election as directors of UIL Holdings. Although UIL Holdings knows of no reason why any of the persons listed below will be unable to serve as director, if that should occur, your shares will be voted for any other person or persons that the present board of directors will determine. All of the nominees listed below were elected directors at the last annual meeting. The stated age of the director nominees will be their age at May 16, 2001. The board of directors has adopted a policy that states that a director will not be a candidate for re-election after his or her seventieth birthday.


                        NAME, PRINCIPAL OCCUPATION, OTHER
                 CORPORATE AFFILIATIONS AND PRINCIPAL OCCUPATIONS                          DIRECTOR
                     DURING THE PAST FIVE YEARS OF NOMINEE                         AGE      SINCE
                     -------------------------------------                         ---      -----

Thelma R. Albright                                                                  54      1995
President, Carter Products Division, Carter-Wallace, Inc., Cranbury, New Jersey,
a consumer and health care products  manufacturer.  Also,  Director,  The United
Illuminating Company, Cosmetics, Toiletry and Fragrance Association and Consumer
Healthcare Products Association.

Marc C. Breslawsky                                                                  58      1995
President  and  Chief  Operating   Officer,   Pitney  Bowes,   Inc.,   Stamford,
Connecticut,  a mailing and integrated  logistics,  office solutions and capital services provider.  Also,  Director,  The United  Illuminating  Company,  Pitney
Bowes,  Inc.,  Pitney Bowes Credit Corp.,  C.R. Bard, Inc.,  Pittston Corp., The
Family   Foundation  of  North  America,   Connecticut   Business  and  Industry
Association  and United Way of Eastern  Fairfield  County;  Vice Chairman of the
Governor's Council of Economic Competitiveness and Technology;  Member, Board of
Governors,  the State of  Connecticut/Red  Cross Disaster Relief Cabinet and the
Landmark Club; and Trustee, Norwalk Hospital.

David E. A. Carson                                                                  66      1993
Prior to his  retirement  in 1999,  Mr.  Carson was Chief  Executive  Officer of
People's Bank and People's Mutual Holdings, Bridgeport,  Connecticut, commercial
banking   institutions.   Also,  Director,   The  United  Illuminating  Company,
Bridgeport  Public Education Fund, Mass Mutual  Institutional  Funds, MML Series
Investment  Funds,  American  Skandia  Trust,  American  Skandia  Advisor Funds,
American  Skandia  Master Trust,  Old State House,  Hartford,  Connecticut,  The
Bushnell,  Hartford,  Connecticut,  and Hartford Stage Company;  and Co-Chairman
Business Advisory Committee of Connecticut Commission on Children.

Arnold L. Chase                                                                     49      1999
Member of the Board of Directors and President, Gemini Networks, Inc., Hartford,
Connecticut,  an  open-access,   hybrid  fiber  coaxial  communications  network
provider,   and  Executive  Vice   President,   Chase   Enterprises,   Hartford,
Connecticut,   an  investment  holding  company.   Also,  Director,  The  United
Illuminating  Company,  First  International  Bank, Juvenile Diabetes Foundation
International,  Old State House  Association,  Connecticut  Historic Society and
Science Center of Connecticut.

John F. Croweak                                                                     64      1987
Retired  Chairman of the Board of Directors,  Anthem Blue Cross & Blue Shield of
Connecticut,  Inc., North Haven,  Connecticut,  a healthcare insurance provider.
Prior to his  retirement in 1997, Mr. Croweak served as Chairman of the Board of
Directors  and Chief  Executive  Officer of Anthem  Blue Cross & Blue  Shield of
Connecticut and its predecessor,  Blue Cross & Blue Shield of Connecticut,  Inc.
Also Chairman of the Board of Directors, Connecticut American Insurance Company,
ProMed Systems, Inc., OPTIMED Medical Systems and Signal Medical Services, Inc.;
and Director,  The United  Illuminating  Company,  BCS Financial,  The New Haven
Savings Bank, Quinnipiac University, Opticare and Anthem, Inc.




                        NAME, PRINCIPAL OCCUPATION, OTHER
                 CORPORATE AFFILIATIONS AND PRINCIPAL OCCUPATIONS                          DIRECTOR
                     DURING THE PAST FIVE YEARS OF NOMINEE                         AGE      SINCE
                     -------------------------------------                         ---      -----

Robert L.  Fiscus                                                                   63      1992
Vice  Chairman  of the Board of  Directors  and  Chief  Financial  Officer,  UIL
Holdings  Corporation;  Vice  Chairman  of the Board of  Directors,  The  United
Illuminating  Company,  a direct  subsidiary  of UIL Holdings  Corporation;  and
President  and  Chief  Financial  Officer,  United  Resources,  Inc.,  a  direct subsidiary of UIL Holdings Corporation. Mr. Fiscus served as President and Chief
Financial Officer of The United  Illuminating  Company during the period January
1, 1996 to February 23, 1998,  Vice Chairman of the Board of Directors and Chief
Financial  Officer from February 23, 1998 to October 25, 1999,  Vice Chairman of
the Board of Directors,  Chief Financial  Officer,  Treasurer and Secretary from
October 25, 1999 to June 26, 2000,  Vice  Chairman of the Board of Directors and
Chief  Financial  Officer from June 26, 2000 to February 26, 2001 and has served as Vice  Chairman of the Board of Directors  since  February  26, 2001.  He also served as Vice Chairman of the Board of Directors and Chief Financial Officer of
UIL  Holdings  Corporation  from its  inception on March 22, 1999 to October 25,
1999,  Vice  Chairman  of the  Board  of  Directors,  Chief  Financial  Officer,
Treasurer and Secretary  from October 25, 1999 to August 28, 2000 and has served as Vice  Chairman of the Board of Directors  and Chief  Financial  Officer since
August 28, 2000. Also,  Director,  Bridgeport  Regional  Business  Council,  The
Aristotle  Corporation,  Bridgeport Area Foundation and Susquehanna  University;
Governor,  University of New Haven; and Trustee, Central Connecticut Coast Young
Men's Christian Association, Inc.

Betsy Henley-Cohn                                                                   48      1989
Chairperson  of the Board of Directors and  Treasurer,  Joseph Cohn & Son, Inc.,
New  Haven,   Connecticut,   a  construction   sub-contracting  business.  Also,
Chairperson of Birmingham Utilities, Inc.; and Director, The United Illuminating
Company,  The  Aristotle  Corporation  and former  Director of Citizens  Bank of
Connecticut.

John L. Lahey                                                                       54      1994
President,  Quinnipiac  University,  Hamden,  Connecticut.  Also, Director,  The
United  Illuminating   Company,   Yale-New  Haven  Hospital  and  The  Aristotle
Corporation;  Vice Chairman and Director,  Regional Plan Association  Board, New
York, New York; and Member,  Greater New Haven Regional  Leadership  Council and
Accreditation Committee of the American Bar Association.

F. Patrick McFadden, Jr.                                                            63      1987
Retired Chairman of the Board of Directors,  Citizen's Bank of Connecticut,  New
Haven,  Connecticut,  a commercial banking  institution.  During the period 1996 through 1997, Mr. McFadden was President,  Chief Executive Officer and Director,
The  Bank of New  Haven  and  BNH  Bancshares,  Inc.,  New  Haven,  Connecticut,
commercial  banking  institutions.  Also,  Chairman  of the Board of  Directors,
Yale-New Haven Health Services  Corporation;  Director,  The United Illuminating
Company;  and  Member,   Representative   Policy  Board  of  the  South  Central
Connecticut Regional Water District.

Daniel J. Miglio                                                                    60      1999
Retired Chairman,  President and Chief Executive Officer of SNET Corporation and
the   Southern  New  England   Telephone   Company,   New  Haven,   Connecticut,
telecommunications  companies.  Also, Director, The United Illuminating Company,
The Aristotle Corporation,  Yale-New Haven Health Services Corporation,  The New
Haven  Symphony  Orchestra and  Connecticut  Public  Television  and Radio;  and
Chairman, International Festival of Arts and Ideas.


                        NAME, PRINCIPAL OCCUPATION, OTHER
                 CORPORATE AFFILIATIONS AND PRINCIPAL OCCUPATIONS                          DIRECTOR
                     DURING THE PAST FIVE YEARS OF NOMINEE                         AGE      SINCE
                     -------------------------------------                         ---      -----

James A. Thomas                                                                     61      1992
Associate Dean, Yale Law School, New Haven, Connecticut. Also, Trustee, Yale-New
Haven Hospital; Director, The United Illuminating Company, People's Bank and Sea
Research  Foundation;  and  Chairman of the Board of Trustees,  People's  Mutual
Holdings.

Nathaniel D. Woodson                                                                59      1998
Chairman of the Board of Directors,  President and Chief Executive Officer,  UIL
Holdings  Corporation;  Chairman of the Board of Directors  and Chief  Executive
Officer,  The United  Illuminating  Company, a direct subsidiary of UIL Holdings
Corporation;  and Chairman of the Board of Directors,  United Resources, Inc., a
direct subsidiary of UIL Holdings Corporation. During the period January 1, 1996 to April 30, 1996, Mr.  Woodson  served as President and General  Manager of the
Energy Systems Business Unit of Westinghouse Electric  Corporation,  Pittsburgh,
Pennsylvania,  an electrical equipment  manufacturer.  He served as President of
The United  Illuminating  Company during the period February 23, 1998 to May 20,
1998;  President and Chief  Executive  Officer during the period May 20, 1998 to
December 31, 1998;  and Chairman of the Board of Directors,  President and Chief
Executive Officer of The United Illuminating  Company during the period December
31,  1998 to  February  1,  2001.  He has  served  as  Chairman  of the Board of
Directors and Chief Executive Officer of The United  Illuminating  Company since
February 1, 2001 and  Chairman of the Board of  Directors,  President  and Chief
Executive  Officer of UIL Holdings  Corporation since its inception on March 22,
1999. Also, Director,  Philip Services Corporation,  New Haven Savings Bank, The
Enterprise  Center  and  CURE  (Connecticut  United  for  Research  Excellence);
Trustee, Yale New-Haven Hospital;  Member, Governor's Council on Competitiveness
and Technology;  and Chairman,  Regional  Leadership Council and Regional Growth
Partnership.

UIL Holdings was organized in 1999 to become the parent holding company of The United Illuminating Company (UI) and its several direct and indirect subsidiary companies. When this corporate restructuring was completed, on July 20, 2000, all of the directors of UI became the members of the board of directors of UIL Holdings. During the year 2000, the boards of directors of UI and UIL Holdings held nine meetings. The average attendance record of the directors was 96.9% for meetings of the UI and UIL Holdings boards of directors and their committees held during 2000.

Ms. Henley-Cohn and Messrs. Croweak, McFadden and Woodson serve on the Executive Committee of the board of directors. The Executive Committee is a standing Committee that has and may exercise all the powers of the board of directors when it is not in session. The Executive Committees of the UI and UIL Holdings boards of directors held two meetings during 2000.

Msses. Albright and Henley-Cohn and Messrs. Carson, Croweak and Thomas serve on the Audit Committee of the board of directors. The Audit Committee is a standing committee that oversees financial accounting and reporting practices; evaluates the reliability of the system of internal controls; assures the objectivity of independent audits; explores other issues that it deems may potentially affect UIL Holdings; and makes recommendations in these regards to the officers and to the board of directors. The Audit Committees of the UI and UIL Holdings boards of directors held three meetings during 2000.

Ms. Albright and Messrs. Breslawsky, Carson, Chase, Lahey, McFadden and Miglio serve on the Compensation and Executive Development Committee of the board of directors. The Compensation and Executive Development Committee is a standing committee that reviews the performance of the officers; reviews and recommends to the board of directors the levels of compensation and other benefits paid and to be paid to the officers; reviews and administers incentive compensation programs for the officers; recommends to the board of directors changes in these programs; reviews the recommendations of management for its succession planning and the selection of officers; and reviews the investment standards, policies and objectives established for, and the performance and methods of, the pension plan investment managers. The Compensation and Executive Development Committees of the UI and UIL Holdings boards of directors held four meetings during 2000.

Ms. Henley-Cohn and Messrs. Breslawsky, Chase, Croweak, Lahey and McFadden serve on the Committee on Directors of the board of directors. The Committee on Directors is a standing committee that recommends policy with respect to the composition, organization, practices and compensation of the board of directors and performs the nominating function for the board of directors. The Committees on Directors of the UI and UIL Holdings boards of directors held two meetings during 2000. The Committee on Directors will consider nominees for election as directors recommended by shareowners upon the timely submission of the names of such nominees with their qualifications and biographical information forwarded to the Committee in care of the Corporate Secretary of UIL Holdings.

Ms. Henley-Cohn and Messrs. Breslawsky, Carson, Fiscus, Miglio, Thomas and Woodson serve on the Strategic Direction and Finance Committee of the board of directors. The Strategic Direction and Finance Committee is a standing committee that assists the Chief Executive Officer and senior management with the development of an overall strategic plan, taking into account key strategic issues and providing a focus for defining and implementing the annual goals and projects comprising corporate business and operational plans. The committee also reviews the financial decisions and transactions necessary to execute the strategic plan, and examines, at least annually, projected income, cash flow and capital structure. The Strategic Direction and Finance Committees of the UI and UIL Holdings boards of directors held six meetings during 2000.

TRANSACTIONS WITH MANAGEMENT

Under a lease agreement dated May 7, 1991, one of UIL Holdings' direct subsidiaries, UI, leased its corporate headquarters offices in New Haven from Connecticut Financial Center Associates Limited Partnership, which is controlled by Arnold L. Chase and members of his immediate family. During 2000, UI's lease payments to the partnership totaled $6,300,000.

One of UIL Holdings' indirect  subsidiaries,  United Capital  Investments,  Inc.
(UCI), has invested $1,500,000 (with another $2,250,000 committed) to purchase a minority ownership interest in a newly-formed corporation, Gemini-United, Inc.
(GUI), that proposes to develop, build and operate an open-access, hybrid fiber coaxial communications network serving business and residential customers located in UI's franchised service area. UCI also intends to provide marketing, management of system customer base, and network deployment and maintenance consulting services to GUI, for an annual fee of $70,000, for a period of five years, subject to early termination in certain limited circumstances. The majority owner of GUI is Gemini Networks, Inc., a corporation controlled by the David T. Chase family; and Arnold L. Chase is a Member of the Board of Directors of GUI and a Member of the Board of Directors and President of Gemini Networks, Inc.

CORPORATE GOVERNANCE STANDARDS

The board of directors has approved the following corporate governance standards for the discharge of its duties to UIL Holdings and its shareowners:

The Board of Directors (the Board) of UIL Holdings will discharge its duties in accordance with both the letter and the spirit of all of the laws and governmental regulations that are applicable to UIL Holdings and its operations, including the Standards of Conduct prescribed for individual Directors by the Connecticut Business Corporation Act. This is the Board's primary governance standard; and the following requirements and proscriptions, which are reviewed by the Board annually and are subject to revision from time to time, are intended to serve as supportive standards in this regard.

BOARD MEMBERS
-------------

     o    The entire Board will be elected annually.

     o A Director will not be a candidate for reelection after his or her seventieth birthday.

     o As a general rule, former executive officers of UIL Holdings will not be candidates for election as Directors.

     o A Director will not be a candidate for election to a sixth term unless he or she is the beneficial owner, directly or indirectly, of at least 1,200 shares of UIL Holdings' common stock at that time.

BOARD COMMITTEES
----------------

     o Committees of the Board, and members of committees of the Board, will be appointed by affirmative vote of Directors holding a majority of the directorships.

     o The membership of the Audit Committee and the Compensation and Executive Development Committee will consist entirely of independent Directors.

     o The Committee on Directors will assess, annually, the effectiveness of the Board.

FUNCTIONING OF THE BOARD
------------------------

     o Directors will receive materials relative to agenda items as far in advance of Board meetings as feasible.

     o When the Chief Executive Officer of UIL Holdings serves as the Chairman of the Board, the senior independent Director, in terms of service, will preside at meetings of the Board at which the Chairman of the Board and Chief Executive Officer is not in attendance, and at executive sessions of independent Directors of the Board, and will also serve as an ex officio member of the Committee on Directors.

     o The Board will review and approve, annually, a strategic plan and an operating plan for UIL Holdings.

OFFICERS
--------

     o The Board will evaluate, annually, in an executive session of independent Directors of the Board, the performance of the Chief Executive Officer of UIL Holdings.

     o The Chief Executive Officer will report, annually, to the Compensation and Executive Development Committee of the Board, and to the Board, regarding succession planning and management development.

     o Acceptance by any officer of UIL Holdings of a compensated appointment to the governing body of another business entity will be subject to prior approval by the Board.

     o Officers of UIL Holdings will be required to be beneficial owners, directly or indirectly, of shares of the common stock of UIL Holdings in amounts and within time periods determined by the Chief Executive Officer of UIL Holdings.

     o Incentive compensation plans will link compensation directly and objectively to measurable goals set in advance by the Board on the recommendation of the Compensation and Executive Development Committee of the Board.

     o Awarded stock options will not be repriced, except in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets or other change in the corporate structure or shares of UIL Holdings.

STOCK OWNERSHIP OF DIRECTORS AND OFFICERS

The following table shows the number of shares of UIL Holdings' common stock beneficially owned, directly or indirectly, as of March 12, 2001, by each director, by the person who served as Chief Executive Officer during 2000, and by each of the four other most highly compensated persons who served as executive officers during 2000, and by all of the directors and executive officers of UIL Holdings as a group.


                                                                TOTAL SHARES
NAME OF INDIVIDUAL OR                                           BENEFICIALLY
NUMBER OF PERSONS IN                     STOCK        STOCK    OWNED DIRECTLY
GROUP                         SHARES    OPTIONS       UNITS    OR INDIRECTLY *
--------------------------------------------------------------------------------

Thelma R. Albright               246      1,500       6,049          7,795
Marc C. Breslawsky               100      1,500       7,715          9,315
David E.A. Carson              1,041      1,500      11,267         13,808
Arnold L. Chase              233,300       -          1,538        234,838
John F. Croweak                  937      1,500       4,620          7,057
Robert L. Fiscus              25,264     15,667        -            40,931
Betsy Henley-Cohn              4,453      1,500       1,808          7,761
John L. Lahey                  3,422      1,500         640          5,562
F. Patrick McFadden, Jr.       2,810      1,500       3,091          7,401
Daniel J. Miglio               8,000        -         1,682          9,682
James A. Thomas                2,392      1,500       1,360          5,252
Nathaniel D. Woodson          24,394      7,000         -           31,394
James L. Benjamin              2,833        834         -            3,667
Charles J. Pepe                2,331        834         -            3,165
Gregory E. Sages                  66        -           -               66
16 Directors & Officers as
a group; including those
named above                  312,428     36,335      39,770        388,533

* The number of shares of common stock beneficially owned by Mr. Chase, as listed in the above stock ownership table, is approximately 1.6% of the 14,321,231 shares of common stock outstanding as of March 12, 2001. The number of shares of common stock beneficially owned by each of the other persons included in the table is less than 0.5% of the outstanding shares of common stock as of March 12, 2001; and the number of shares of common stock beneficially owned by all of the directors and officers as a group represents approximately 2.7% of the outstanding shares of common stock as of March 12, 2001.

The number of shares listed in the above stock ownership table includes those held for the benefit of officers that are participating in the 401(k)/Employee Stock Ownership Plan; shares that may be acquired as of March 12, 2001 through the exercise of stock options under UIL Holdings' 1990 and 1999 Stock Option Plans; and stock units that are in stock accounts under the Non-Employee Directors Common Stock and Deferred Compensation Plan, described below at "Director Compensation." Stock units in this plan are payable, in an equivalent number of shares of UIL Holdings' common stock, upon termination of service on the board of directors.

The numbers in the above stock ownership table are based in part on reports furnished by the directors and officers. The shares reported for Mr. Chase do not include shares held by other members of his family or entities owned or controlled by him and them, which are described at "Principal Shareowners" above. Mr. Chase does not admit beneficial ownership of any shares other than those shown in the foregoing table, and he has denied that he has acted, or is acting, as a member of a partnership, limited partnership or syndicate, or group of any kind for the purpose of acquiring, holding or disposing of UIL Holdings' common stock. With respect to other directors and officers, the shares reported in the above stock ownership table include, in some instances, shares held by the immediate families of directors and officers or entities controlled by directors and officers, the reporting of which is not to be construed as an admission of beneficial ownership.

Each of the persons included in the above stock ownership table has sole voting and investment power as to the shares of common stock beneficially owned, directly or indirectly, by him or her, except as described below:

     o James L. Benjamin shares voting and investment power for 150 shares with his spouse.

     o voting and investment power is held by the other people or entities described below with respect to the number of shares listed opposite their respective names:

                                                       NAME OF OTHER PERSON OR
                                                       ENTITY HOLDING VOTING
        NAME                   NUMBER OF SHARES        AND INVESTMENT POWER
        ----                   ----------------        -----------------------
    David E.A. Carson                 169                    Spouse
    Robert L. Fiscus                  700                    Trust
    Betsy Henley-Cohn               2,035                    Trust
    Nathaniel D. Woodson           24,000                    Trust
    Charles J. Pepe                    20              Custodian for Minor Child


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires UIL Holdings' directors and officers, and persons who own more than 10% of a registered class of UIL Holdings' equity securities, to file with the Securities and Exchange Commission (SEC) and The New York Stock Exchange initial reports of ownership and reports of changes in ownership of UIL Holdings' common stock and other equity securities of UIL Holdings. Directors, officers and greater-than-ten-percent shareowners are required by SEC regulations to furnish UIL Holdings with copies of all Section 16(a) forms they file.

To UIL Holdings' knowledge, based solely on review of reports furnished to UIL Holdings and written representations that no other reports were required, during the fiscal year ended December 31, 2000 all Section 16(a) filing requirements applicable to its directors, officers and greater-than-ten-percent shareowners were complied with.

EXECUTIVE COMPENSATION

The following table shows the annual and long-term compensation, for services in all capacities to UIL Holdings and its subsidiaries for the years 2000, 1999 and 1998, of the person who served as UIL Holdings' Chief Executive Officer during 2000 and of the person who served as its Chief Financial Officer during 2000. In addition, the table shows the annual and long-term compensation, for services in all capacities to UIL Holdings and its subsidiaries for the year 2000, of the three other most highly compensated executive officers of UIL Holdings who were serving as its executive officers at December 31, 2000:



                                                                 LONG-TERM COMPENSATION
                                                                 ----------------------
       NAME AND                       ANNUAL COMPENSATION    SECURITIES UNDERLYING   LTIP        ALL OTHER
                                      --------------------
   PRINCIPAL POSITION          YEAR   SALARY($)   BONUS($)   OPTIONS/SARS(#)       PAYOUTS($)  COMPENSATION($)
   ------------------          ----   ---------   --------   ---------------       ----------  ---------------

Nathaniel D. Woodson           2000    $425,000    $210,000       36,500            $152,797       $5,950
Chairman of the Board of       1999     412,000     220,000       21,000                -         169,338
Directors, President and Chief 1998     341,668     105,000       80,000                -          38,756
Executive Officer

Robert L. Fiscus               2000    $242,500    $105,000       18,500            $122,238       $8,966
Vice Chairman of the Board of  1999     233,200     110,000       15,500             334,141        8,471
Directors and Chief Financial  1998     224,900      55,000         -                260,691        7,745
Officer

Charles J. Pepe                2000    $127,500     $37,500        3,400             $24,448       $7,167
Treasurer & Assistant
Secretary

James L. Benjamin              2000    $126,700     $37,600        3,400             $24,448       $7,504
Controller

Gregory E. Sages               2000     $90,750     $29,400        4,600                -         $38,109
Vice President Finance

None of the persons named in the table received any cash compensation in any of the years shown other than the amounts appearing in the columns captioned "Salary($)," "Bonus($)," "LTIP Payouts($)" and "All Other Compensation($)." None of these persons received, in any of the years shown, any cash-equivalent form of compensation, other than through participation in group life, health and hospitalization plans that are available generally to all salaried employees and the dollar value of which, together with the dollar value of all other non-cash perquisites and other personal benefits received by that person, did not exceed the lesser of $50,000 or 10% of the total salary and bonus compensation received by him for the year.

The amounts appearing in the column captioned "Annual Compensation - Bonus($)" in the above table are awards earned pursuant to the Executive Incentive Compensation Program described below.

The amount 80,000 appearing in the column captioned "Long-Term Compensation - Securities Underlying Options/SARs(#)" for Mr. Woodson is the number of phantom stock options on shares of UIL Holdings' common stock granted to him in February of 1998 at the time of his employment. The options are exercisable at the rate of 16,000 options on each of the first five anniversaries of the grant date during the term of Mr. Woodson's employment agreement, which is described below. The other amounts appearing in this column are numbers of stock options on shares of UIL Holdings' common stock granted under the 1999 Stock Option Plan described below. The options are exercisable at the rate of one-third of the options on each of the first three anniversaries of the grant date.

The amount listed for each person in the column captioned "Long-Term Compensation - LTIP Payouts($)" for the year 2000 is the amount earned for the 1998-2000 performance period under the 1996 Long-Term Incentive Program. The cash payouts were made in February 2001. The amount listed for Mr. Fiscus for the year 1999 is the amount that he earned for the 1997-1999 performance period under the 1996 Long-Term Incentive Program. The cash payout was made in February 2000. The amount listed for Mr. Fiscus for the year 1998 is the amount that he earned for the 1996-1998 performance period under the 1996 Long-Term Incentive Program. The cash payout was made in March 1999. The 1996 Long-Term Incentive Program was established for the purposes of (i) promoting the long-term success of UIL Holdings' direct subsidiary, UI, by attracting, retaining and providing financial incentives to key employees in a position to make significant contributions toward that success, (ii) linking the interests of the key employees to the interests of the shareowners, and (iii) encouraging the key employees to maintain proprietary interests in UI and achieve extraordinary job performance levels. Under the program, an initial three-year performance period commenced on January 1, 1996 and additional three-year performance periods commenced on January 1, 1997 and January 1, 1998. In 1999, stock options under the 1999 Stock Option Plan described below were substituted for the 1996 Long-Term Incentive Program.

Under the program, the board of directors designated the officer-participants in the program for each performance period, the number of contingent performance shares awarded each officer-participant for that performance period, and a peer group of companies comparable to UI for that performance period. Each contingent performance share was a share unit, equivalent to one share of UI's common stock, credited to an officer-participant's performance share account in the program on a conditional basis at the beginning of a performance period. At the end of each performance period, the number of performance shares earned for the performance period was calculated on the basis of total shareowner return during the performance period relative to the peer group of companies preselected by the board of directors for that performance period. Total shareowner return for a performance period was measured by the formula:

              Change in Market Price from    +    Dividends Declared
              Beginning to End of Period          During the Period
              ------------------------------------------------------
                         Market Price at Beginning of Period

If the UI total shareowner return for the performance period ranked at the ninetieth percentile among the total shareowner returns of the peer group companies, the number of performance shares earned by the officer-participant was equal to the number of contingent performance shares awarded to that officer-participant at the commencement of the performance period. If the UI total shareowner return ranked below the thirtieth percentile among those of the peer group companies, no performance shares were earned for the performance period. If the UI total shareowner return ranked between the thirtieth and the ninetieth percentiles, the number of performance shares earned was calculated from a scale rising from 15% to 100%. On each dividend payment date with respect to the common stock, the earned performance shares in an officer-participant's performance share account are credited with an additional number of performance shares in an amount equal to the dividend payable on the earned performance shares in the account divided by the market price of common stock on the dividend payment date. Upon the termination of an officer-participant's employment, the officer-participant is paid, in cash, an amount equal to the number of earned performance shares in his or her performance share account multiplied by the market price of the common stock on the employment termination date. An officer-participant is also entitled to payment at any time, in cash, of the value of the earned performance shares in his or her performance share account, provided that the officer-participant is in compliance with the minimum stock ownership requirement for such officer prescribed by the board of directors at that time.

The amounts appearing in the column captioned "All Other Compensation," except the amounts shown for Mr. Woodson and Mr. Sages, are cash contributions to the 401(k)/Employee Stock Ownership Plan on behalf of each of the persons named for
(i) a match of pre-tax elective deferral contributions by him to the plan from his salary and bonus compensation (included in the columns captioned "Salary($)" and "Bonus($)"), and (ii) an additional contribution equal to 25% of the dividends paid on his shares in the plan. Cash contributions of $5,403, $5,521 and $5,950 were made on behalf of Mr. Woodson for these purposes during 1998, 1999 and 2000 respectively, and are included in the amounts appearing in this column. In addition, during 1998, Mr. Woodson received a reimbursement of his relocation expenses, in the amount of $33,353, when he moved from Pennsylvania to Connecticut at the commencement of his employment. In 1999, Mr. Woodson received $163,817 as reimbursement for the costs associated with selling his former residence in Pennsylvania. A cash contribution of $3,109 was made on behalf of Mr. Sages in 2000 for the purposes described above, and is included in the amount appearing in this column. In addition, Mr. Sages received a bonus of $35,000 in 2000 at the time of his employment.

The Executive Incentive Compensation Program was established in 1985 for the purposes of (i) helping to attract and retain executives and key managers of high ability, (ii) heightening the motivation of those executives and key managers to attain goals that are in the interests of shareowners and customers, and (iii) encouraging effective management teamwork among the executives and key managers. Under this program, cash awards may be made each year to officers and key employees based on their achievement of pre-established performance levels with respect to specific shareowner goals, customer goals and individual goals for the preceding year, and upon an assessment of the officers' performance as a group with respect to strategic opportunities during that year. Eligible officers, performance levels and specific goals are determined each year by directors who are not employees, and incentive awards are paid following action by the board of directors after the close of the year. Incentive awards are made from individual target incentive award amounts, which are prescribed percentages of the individual participants' salaries, ranging from 20% to 35% depending on each participant's payroll salary grade. A participant may, by achieving his or her pre-established performance levels with respect to specific shareowner goals, customer goals and individual goals for a year, become eligible for an incentive award for this achievement of up to 150% of his or her target incentive award amount for that year.

The 1999 Stock Option Plan is intended to promote profitability by providing directors, officers and key full-time employees with incentives to contribute to the success of UIL Holdings and to attract, retain and reward the best available directors and managerial employees. A maximum of 650,000 shares of common stock of UIL Holdings may be purchased under the plan, and the maximum number of shares that may be purchased through options granted in any one year to any optionee may not exceed 50,000. Options under the plan may be granted as incentive stock options, intended to qualify for favorable tax treatment under federal tax law, or as nonqualified stock options. When incentive stock options or nonqualified stock options become exercisable and are exercised by the optionee to whom they have been granted, the optionee pays the exercise price per share fixed on the date of the option grant and receives shares of common stock equal to the number of incentive stock options or nonqualified stock options exercised. All proceeds received from the exercise of options are used for general corporate purposes. Non-employee directors select the optionees, determine the number of stock options to be granted to each optionee, whether the stock options will be nonqualified stock options or incentive stock options, and whether any stock option will include a right to purchase an additional share of common stock contingent upon the option holder's having exercised the stock option and having paid its exercise price in full in shares of common stock (a "reload right"). Non-employee directors also determine the period within which each stock option granted will be exercisable, and may provide that the stock options will become exercisable in installments.

The following rules must be observed under the 1999 Stock Option Plan:

o the exercise price for each option must be equal to or greater than the fair market value of the common stock on the date of the creation of the option, determined by averaging the high and low sales prices of the common stock on the New York Stock Exchange on that date,

o no option may be repriced after the date of its creation, except in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets or other change in the corporate structure or shares of UIL Holdings,

o no stock option may be exercisable less than one year, or more than ten years, from the date it is granted,

o no more than 1/3 of the number of stock options granted to any optionee on any date may first become exercisable in any twelve-month period,

o in the case of the grant of an incentive stock option to an optionee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of the stock of UIL Holdings, the stock option cannot be exercisable more than five years from the date it is granted,

o in the case of incentive stock options, the number of stock options granted to an optionee on any date that may first become exercisable in any calendar year must be limited to $100,000 divided by the exercise price per share,

o an option arising from the exercise of a reload right cannot be exercised before the six-month anniversary of the date when the reload right was exercised, and it will expire on the same date on which the option from which it arose would have expired if it had not been exercised,

o except as otherwise provided in the 1999 Stock Option Plan, an employee optionee may exercise a stock option only if he or she is, and has continuously been since the date of the stock option was granted, a full-time employee.

UIL Holdings' direct subsidiary, UI, has entered into an employment agreement with Mr. Woodson, which continues in effect until terminated by UI at any time or by Mr. Woodson on six months' notice. This agreement provides that the annual salary rate of Mr. Woodson will be $400,000, subject to upward revision by the board of directors at such times as the salary rates for other officers are reviewed by the directors, and subject to downward revision by the board of directors contemporaneously with any general reduction of the salary rates of other officers, except in the event of a change in control of UIL Holdings. The salary paid to Mr. Woodson in 1998, 1999 and 2000, shown on the above table, was paid pursuant to this agreement. This agreement also provides that when Mr. Woodson's employment by UI terminates after he has served in accordance with its terms, UI will pay him an annual supplemental retirement benefit in an amount equal to the excess, if any, of (A) over (B), where (A) is 2.0% of his highest three-year average total salary and bonus compensation times the number of years (not to exceed 30) of his deemed service as an employee, and (B) is the annual benefit payable to him under the UI pension plan. If UI terminates Mr. Woodson's employment on less than three years' notice and without cause, he will receive four benefits: (i) He will be paid the present value of his supplemental retirement benefit. The present value of the benefit will be calculated by assuming that he retires at his normal retirement date and lives until the age when an average person dies. (ii) He will continue to receive his then-current salary for a period of three years. (iii) He will continue to participate in the employee benefit plans and programs for one year. (iv) If his termination occurs in connection with a change in control of UIL Holdings, the three-years' salary continuation benefit will be accelerated into an immediate lump-sum payment, and he will choose either a cash severance payment equal to a year of his then-current salary and bonus compensation, or an increase of any combination of years of age, or years of service as an employee, totaling six, for purposes of calculating his supplemental retirement benefit and the benefits payable under the UI retiree medical benefit plans. Under UIL Holdings' Change in Control Severance Plan, if Mr. Woodson's employment is terminated without cause within two years following a change in control of UIL Holdings, he will be entitled to receive, in lieu of his employment agreement termination benefits, a severance payment of three years' compensation at his then-current salary and bonus rate, an increase of three years of service in the calculation of his supplemental retirement benefit and the benefits payable under the UI retiree medical benefit plans, and three years of continued participation in its employee benefit plans and programs.

UI has also entered into an employment agreement with Mr. Fiscus, which continues in effect until terminated by UI on three years' notice or by Mr. Fiscus on six months' notice. This agreement provides that the annual salary rate of Mr. Fiscus will be $218,400, subject to upward revision by the board of directors at such times as the salary rates of other officers are reviewed by the directors, and subject to downward revision by the board of directors contemporaneously with any general reduction of the salary rates of other officers, except in the event of a change in control of UIL Holdings. The salary paid to Mr. Fiscus in 1998, 1999 and 2000, shown on the above table, was paid pursuant to this agreement. This agreement also provides that when Mr. Fiscus' employment by UI terminates after he has served in accordance with its terms, UI will pay him an annual supplemental retirement benefit in an amount equal to the excess, if any, of (A) over (B), where (A) is 2.2% of his highest three-year average total salary and bonus compensation times the number of years of his service deemed as an employee, which number of years is not to exceed 30 years, and (B) is the annual benefit payable to him under the UI pension plan. If UI terminates Mr. Fiscus' employment on less than three years' notice and without cause, he will receive four benefits: (i) He will be paid the present value of his supplemental retirement benefit. The present value of the benefit will be calculated by assuming that he retires at his normal retirement date and lives until the age when an average person dies. (ii) He will continue to receive his then-current salary for a period of three years. (iii) He will continue to participate in the employee benefit plans and programs for three years. (iv) If his termination occurs in connection with a change in control of UIL Holdings, the three-years' salary continuation benefit will be accelerated into an immediate lump-sum payment, and he will choose either a severance payment equal to two years of his then-current salary and bonus compensation, or an increase of any combination of years of age, or years of service as an employee, totaling six, for purposes of calculating his supplemental retirement benefit and the benefits payable under the UI retiree medical benefit plans. Under UIL Holdings' Change in Control Severance Plan, if Mr. Fiscus' employment is terminated without cause within two years following a change in control of UIL Holdings, he will be entitled to receive, in lieu of his employment agreement termination benefits, a severance payment of two years' compensation at his then-current salary and bonus rate, an increase of two years of service in the calculation of his supplemental retirement benefit and the benefits payable under the UI retiree medical benefit plans, and two years of continued participation in its employee benefit plans and programs.

UI has also entered into employment agreements with Messrs. Pepe, Benjamin and Sages, each of which continues in effect until terminated by UI at any time or by the officer on six months' notice. These agreements provide that the annual salary rates of Messrs. Pepe, Benjamin and Sages will be $100,000, $111,000 and $165,000, respectively, subject to upward revision by the board of directors at such times as the salary rates for other officers are reviewed by the directors, and subject to downward revision by the board of directors contemporaneously with any general reduction of the salary rates of other officers, except in the event of a change in control of UIL Holdings. The salaries paid to Messrs. Pepe, Benjamin and Sages in 2000, shown on the above table, were paid pursuant to these agreements. Mr. Pepe's agreement also provides that when his employment by UI terminates after he has served in accordance with its terms, UI will pay him an annual supplemental retirement benefit in an amount equal to the excess, if any, of (A) over (B), where (A) is 1.9% of his highest three-year average total salary and bonus compensation times the number of years of his deemed service as an employee, which number of years is not to exceed 25 years, plus 0.1% of his highest three-year average total salary and bonus times the number of years of his deemed service as an employee in excess of 25 years, which number of years is not to exceed 5 years, and (B) is the annual benefit payable to him under the UI pension plan. If UI terminates Mr. Pepe's or Mr. Benjamin's employment without cause, he will choose either a severance payment equal to two years of his then-current salary and bonus compensation, or an increase of any combination of years of age, or years of service as an employee, totaling six, for purposes of calculating his retirement benefit and the benefits payable under the UI retiree medical benefit plans. If UI terminates Mr. Sages' employment without cause, he will receive a severance payment equal to two years of this then-current salary and bonus, two years of continued participation in UI's employee benefit plans and programs, and the addition of two years of service as an employee for purposes of calculating the benefits payable to him under the UI retiree medical benefit plans. Under UIL Holdings' Change in Control Severance Plan, if the employment of any of these officers is terminated without cause within two years following a change in control of UIL Holdings, the officer will be entitled to receive, in lieu of his employment agreement termination benefits, a severance payment of two years' compensation at his then-current salary and bonus rate, an increase of two years of service in the calculation of his retirement benefit and the benefits payable under the UI retiree medical benefit plans, and two years' of continued participation in its employee benefits plans and programs. Mr. Benjamin has announced his intention to retire on June 30, 2001, following 39 years of service to UI and UIL Holdings.

A trust fund has been established for the funding of the supplemental retirement benefits accruing under the employment agreements with Messrs. Woodson, Fiscus and Pepe and to ensure the performance of other payment obligations under each of these employment agreements. The trust fund also provides funding for UIL Holdings' Change in Control Severance Plan in the event of a change in control of UIL Holdings.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                         NUMBER OF        % OF TOTAL                                POTENTIAL REALIZABLE VALUE
                         SECURITIES       OPTIONS/SARS                              AT ASSUMED ANNUAL RATES
                         UNDERLYING       GRANTED TO       EXERCISE OR              OF STOCK PRICE APPRECIATION
                         OPTIONS/SARS     EMPLOYEES IN     BASE PRICE   EXPIRATION       FOR OPTION TERM
                                                                                    ---------------------------
NAME                     GRANTED (#)      FISCAL YEAR      ($/SHARE)       DATE        5%($)           10%($)
----                     -----------      -----------      ---------       ----        -----           ------

Nathaniel D. Woodson       36,500            25.4%        $39.40625       03/27/10   $719,164       $1,438,328
Robert L. Fiscus           18,500            12.9%         39.40625       03/27/10    364,508          729,016
Charles J. Pepe             3,400             2.4%         39.40625       03/27/10     66,991          133,981
James L. Benjamin           3,400             2.4%         39.40625       03/27/10     66,991          133,981
Gregory E. Sages            4,600             3.2%         43.50000       06/26/10    100,050          200,100

-------------------
These are stock options on shares of UIL Holdings' common stock granted on March 27, 2000 to Messrs. Woodson, Fiscus, Pepe and Benjamin and on June 26, 2000 to Mr. Sages. The options include reload rights and are exercisable at the rate of one-third of the options on each of the first three anniversaries of the grant date.

STOCK OPTION EXERCISES IN 2000 AND YEAR-END OPTION VALUES

The following table shows aggregated common stock option exercises during 2000 by the Chief Executive Officer and each of the other four most highly compensated executive officers of UIL Holdings, including the aggregate value of gains realized on the dates of exercise. In addition, this table shows the number of shares covered by both exercisable and unexercisable options as of December 31, 2000. Also reported are the values as of December 31, 2000 for "in-the-money" options, calculated as the positive spread between the exercise price of existing options and the year-end fair market value of UIL Holdings' common stock.

The amounts listed in the column captioned "Value of Unexercised In-the-Money Options/SARs at FY-End($)" in the table below represent the fair market value of the shares of common stock underlying the options listed as of December 31, 2000 ($49.75 per share) minus the exercise price.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                     NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                        SHARES                      UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS/SARS
                      ACQUIRED ON     VALUE        OPTIONS/SARS AT FY-END(#)          AT FY-END($)
                                                  ---------------------------         ------------
     NAME             EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
     ----             ------------- -----------   ---------------------------  -----------   -------------

Nathaniel D. Woodson      0            $0           39,000         98,500        $192,717       $689,482
Robert L. Fiscus          0             0           15,667         28,833         174,184        258,847
Charles J. Pepe           0             0              834          5,066           5,447         46,050
James L. Benjamin         0             0              834          5,066           5,447         46,050
Gregory E. Sages          0             0                0          4,600               0         28,750

RETIREMENT PLANS

The following table shows the estimated annual benefits payable as a single life annuity under UI's qualified defined benefit pension plan on retirement at age 65 to persons in the earnings classifications and with the years of service shown. Retirement benefits under the plan are determined by a fixed formula, based on years of service and the person's average annual earnings during the three years during which the person's earnings were the highest, applied uniformly to all persons.

       AVERAGE
ANNUAL EARNINGS DURING
    THE HIGHEST 3             ESTIMATED ANNUAL BENEFITS PAYABLE AT AGE 65
                              -------------------------------------------
  YEARS OF SERVICE        20 YEARS   25 YEARS  30 YEARS   35 YEARS   40 YEARS
  ----------------        --------   --------  --------   --------   --------
     $100,000             $32,000     $40,000   $48,000    $48,000    $48,000
      150,000              48,000      60,000    72,000     72,000     72,000
      200,000              54,400      68,000    81,600     81,600     81,600
      250,000              54,400      68,000    81,600     81,600     81,600
      300,000              54,400      68,000    81,600     81,600     81,600
      350,000              54,400      68,000    81,600     81,600     81,600
      400,000              54,400      68,000    81,600     81,600     81,600
      450,000              54,400      68,000    81,600     81,600     81,600

Earnings amounts listed in the column captioned "Average Annual Earnings During the Highest 3 Years of Service" include annual salary and cash bonus awards paid under the Executive Incentive Compensation Program. See "Executive Compensation" above. The annual estimated benefit amounts shown in the table are not subject to any deduction for Social Security or other offset amounts.

Internal Revenue Code Section 401(a)(17) limits earnings used to calculate qualified plan benefits to $170,000 for 2000. This limit was used in the preparation of the table. The board of directors has adopted a supplemental executive retirement plan that has permitted the directors to award supplemental retirement benefits to Messrs. Woodson, Fiscus and Pepe and to other officers individually selected by the directors in amounts sufficient to prevent these Internal Revenue Code limitations from adversely affecting their retirement benefits determined by the pension plan's fixed formula.

As of their last employment anniversary dates, Messrs. Woodson, Fiscus, Pepe and Benjamin had accrued 3, 28, 22 and 38 years of service, respectively. Mr. Sages' employment began June 12, 2000.

                               BOARD OF DIRECTORS
                COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

All of the members of the Compensation and Executive Development Committee of the board of directors (the committee) are non-employee directors.

The committee, with the assistance of an outside compensation consulting firm, formulates all of the objectives and policies relative to the compensation of officers, subject to approval by the entire board of directors; and the committee recommends to the board of directors all of the elements of the officers' compensation arrangements, including the design and adoption of compensation programs, the identity of program participants, salary grades and structure, annual payments of salaries, and any awards under annual incentive and long-term incentive programs.

The compensation of UIL Holdings' officers for the year 2000, as described above at "Executive Compensation," was paid and awarded to the named individuals as officers of both UIL Holdings and its direct subsidiary The United Illuminating Company (UI).

The year 2000 basic executive compensation program consisted of three components: annual salaries, bonuses under an annual incentive compensation program, and long-term incentive program awards. The overall objective of this program is to attract and retain qualified executives and to produce strong financial performance for the benefit of shareowners, while providing a high level of service and value for UI's customers. Accordingly, all of the committee's decisions, in 2000 and in prior years, have ultimately been based on the committee's assessment of UI's performance in these regards. As benchmarks for 2000, the committee compared UI's overall performance relative to other energy service companies of comparable size, the compensation practices and programs of other companies that were most likely to compete with UI for services of executive officers, corporate strategic objectives, and challenges faced.

The committee formulated annual salary ranges for the officers by periodic comparisons to rates of pay for comparable positions in other energy services companies, as reported in the Edison Electric Institute's Executive Compensation Survey (the EEI Survey). Within the applicable range, each individual officer's annual salary was then set at a level that would compensate the officer for day-to-day performance, in the light of the officer's level of responsibility, past performance, prior year's salary and bonus, and potential future contributions to strategic objectives.

As described in detail above at "Executive Compensation," the annual incentive compensation program and the long-term incentive program have somewhat different purposes. Under the annual Executive Incentive Compensation Program, cash awards may be made each year to officers based on their achievement of performance levels formulated by the committee with respect to (1) specific shareowner financial goals, (2) specific business unit goals, (3) specific team/individual goals, and (4) a qualitative assessment of the officers' performance as a group with respect to strategic opportunities during that year, and based on such other factors as the committee deems relevant. The Long-Term Incentive Program rewards officers for achieving a return to shareowners over three-year periods of time. Under the Long-Term Incentive Program that was replaced by the 1999 Stock Option Plan approved by shareowners in 1999, long-term incentive awards have been linked to the total return to the shareowners compared to a peer group of electric utilities. This program has encouraged officers to continue their service, because the earning of each incentive award has been conditioned upon the officer's continued service for the award's three-year performance period. Continued service is also a key feature of the 1999 Stock Option Plan. As described above at "Executive Compensation," this plan provides the officers with incentives to contribute to UIL Holdings' success as measured by the market value of its common stock. Except as otherwise provided in the plan, an officer optionee may exercise a stock option only if he or she is, and has continuously been since the date that the stock option was granted, a full-time employee of UIL Holdings or one of its subsidiaries.

For 2000, the bonus opportunities of the officers were targeted by the committee so that the combination of each officer's 2000 salary and annual Executive Incentive Compensation Program award, assuming that pre-established performance goals were met, would approximate, on average, the 50th percentile of compensation for comparable positions as reported in the 1999 Edison Electric Institute's Executive Compensation Survey. Goals were established to focus the officers' attention at the corporate level on shareowner financial measures and on a "balanced scorecard," covering financial, operational, customer and human resource measures. A prerequisite threshold level of recurring earnings per share was specified in order for any bonus to be earned. For 2000, the pre-established shareowner financial goals, accounting for 70% of the bonus awards of the Chairman of the Board of Directors, President and Chief Executive Officer and the Vice Chairman of the Board of Directors and Chief Financial Officer and 40% of the other officers' bonus awards, included two measures: recurring earnings per share from operations and recurring cash from operations available for capital reduction or investment. For each of the other officers, 40% of the bonus award for 2000 was based on the achievement of "balanced scorecard" goals. The remaining 30% of the bonus awards of the Chairman of the Board of Directors, President and Chief Executive Officer and the Vice Chairman of the Board of Directors and Chief Financial Officer and 20% of the other officers' bonus awards for 2000 were based on the committee's qualitative assessment of the performance of all corporate officers as a group with respect to 2000 strategic opportunities. For 2000, this assessment focused on the officers' achievements in the implementation of UI's vision, which is to be the energy provider of choice for customers, employees and shareowners and recognized as a leader by the communities served. The committee believed that the implementation plan should include items such as: addressing the issues of
(i) sale of non-nuclear generating assets, (ii) managing and operating UI's regulated business in a manner that preserved and protected its assets, produced a predicable earnings stream and improved operational excellence (cost management and customer satisfaction) (iii) completing the holding company corporate restructuring, and (iv) making profitable investments in non-regulated businesses.

The officers' achievements with respect to 2000 pre-established shareowner financial goals were especially strong: 150% of the recurring earnings per share from operations goal and 134% of the recurring cash available for capital reduction or investment goal. Achievements of business unit goals were also strong, and ranged between 98% and 141% of the several goals.

Overall, the committee's bonus awards for 2000 under the Executive Incentive Compensation Program ranged between 134% and 149% of the pre-established targeted awards, depending on the individual officer's achievements, reflecting a strong performance by the officers.

Under the Long-Term Incentive Program, which is now the 1999 Stock Option Plan, the officers were awarded, in 2000, a total of 66,400 Nonqualified Stock Options, with reload rights. The number of options granted to each officer was based on a weighted blend of 60% median utility and 40% general industry long-term award levels for comparably-sized companies. The committee believes that the partial use of general industry data recognizes the more competitive environment for energy services companies, and that it is an important step toward ensuring the ability to continue attracting, retaining and motivating experienced executive talent.

It is not expected that any compensation paid to an executive officer during 2001 will become non-deductible under Internal Revenue Code Section 162(m).
Section 162(m) provides that no deduction will be available to a publicly-held corporation for any compensation in a tax year paid to any executive officer in excess of $1 million.

CHIEF EXECUTIVE OFFICER COMPENSATION FOR 2000

In March of 2000, the committee recommended, and the board of directors approved, a 2000 annual salary of $425,000 for Mr. Woodson, as Chairman of the Board of Directors, President and Chief Executive Officer. This annual salary was between the median and the 75th percentile salary for this officership position at other electric utilities of a size comparable to UI, as reported in the 1999 Edison Electric Institute's Executive Compensation Survey, and below the 25th percentile of a general industry sample for companies of similar size. It was the committee's judgment that the salary was appropriate for an executive with the skills and abilities of Mr. Woodson to lead UI forward in the competitive business environment for utilities. Mr. Woodson's bonus performance target for 2000 under the annual Executive Incentive Compensation Program was set at $148,750, consisting of a prerequisite threshold level of recurring earnings per share from operations goal and pre-established goals with respect to recurring cash from operations available for capital reduction or investment and strategic opportunities, as detailed above. At the conclusion of 2000, the committee recommended, and the board of directors approved, a 2000 bonus award of $210,000 to Mr. Woodson, representing 141% of his prorated targeted annual performance bonus, based on the achievements as described above and on the committee's judgment that Mr. Woodson's performance during 2000 had been extraordinary.

The committee's qualitative assessment of the performance of the corporate officers as a group with respect to strategic opportunities during 2000 was very positive and, in the judgment of the committee, reflected favorably on Mr. Woodson's leadership.

                COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE

                            Thelma R. Albright, Chair
                            Marc C. Breslawsky
                            David E. A. Carson
                            Arnold L. Chase
                            John L. Lahey
                            F. Patrick McFadden, Jr.
                            Daniel J. Miglio

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No director of UIL Holdings who served as a member of the Compensation and Executive Development Committee during 2000 was, during 2000 or at any time prior thereto, an officer or employee of UIL Holdings. During 2000, no director of UIL Holdings was an executive officer of any other entity on whose board of directors an executive officer of UIL Holdings served.

DIRECTOR COMPENSATION

Directors who are employees receive no compensation for their service as directors.

The remuneration of non-employee directors includes an annual retainer fee of $21,000, payable $9,000 for service during the first quarter of the year and $4,000 each for service during the second, third and fourth quarters of the year (the $9,000 retainer fee payable for service during the first quarter of the year is payable in shares of UIL Holdings' common stock or by credit to a stock account under the Non-Employee Directors Common Stock and Deferred Compensation Plan described below), plus a fee of $1,000 for each meeting of the board of directors or committee of the board of directors attended. Committee chairpersons receive an additional fee of $750 per quarter year. Non-employee directors are also provided travel/accident insurance coverage in the amount of $200,000.

The Non-Employee Directors Common Stock and Deferred Compensation Plan has two features: a mandatory common stock feature; and an optional deferred compensation feature. Each non-employee director has two accounts in the plan: a stock account for the accumulation of units that are equivalent to shares of common stock, and on which amounts equal to cash dividends on the shares of UIL Holdings' common stock represented by stock units in the account accrue as additional stock units; and a cash account for accumulation of the director's fees payable in cash that the director elects to defer, and on which interest accrues at the prime rate in effect at the beginning of each month at Citibank, N.A.

Under the common stock feature of the plan, a credit of stock units to each non-employee director's stock account in the plan is made on or about the first day of March in each year, unless the director elects to receive shares of common stock in lieu of having an equivalent number of stock units credited to his or her stock account. Each annual stock account credit consists of a number of whole and fractional stock units equal to the sum of 200 plus the quotient resulting from dividing the retainer fee for the first quarter of the year by the market value of UIL Holdings' common stock on the date of the credit.

Under the deferred compensation feature of the plan, a non-employee director may elect to defer receipt of all or part of (i) his or her retainer fee for service during the second, third and fourth quarters of each year, (ii) his or her committee chairperson fees, and/or (iii) his or her meeting fees, that are payable in cash. All amounts deferred are credited when payable, at the director's election, to either the director's cash account or to the director's stock account (in a number of whole and fractional stock units based on the market value of UIL Holdings' common stock on the date the fee is payable) in the plan.

All amounts credited to a non-employee director's cash account or stock account in the plan are at all times fully vested and nonforfeitable, and are payable only upon termination of the director's service on the board of directors. At that time, the cash account is payable in cash and the stock account is payable in an equivalent number of shares of common stock.

Under the 1999 Stock Option Plan described above, each non-employee director was granted 4,500 stock options, with reload rights, on March 27, 2000. These options are exercisable at the rate of one-third of the options on each of the first three anniversaries of the grant date, at an exercise price per share of $39.40625, which was the fair market value of UIL Holdings' common stock on March 27, 2000.

SHAREOWNER RETURN PRESENTATION

The line graph appearing below compares the yearly change in UIL Holdings' cumulative total shareowner return on its common stock with the cumulative total return on the S&P Composite-500 Stock Index, the S&P Public Utility Index and the S&P Electric Power Companies Index for the period of five fiscal years commencing 1996 and ending 2000.

                                   [GRAPH]



                  1995       1996        1997       1998       1999     2000
                  ----       ----        ----       ----       ----     ----
UIL               $100        $93        $142       $167       $176     $180
S&P 500            100        123         164        211        255      232
S&P PUB. UTY.      100        103         129        148        134      215
S&P EL. CO.        100        100         127        146        118      181

* ASSUMES THAT THE VALUE OF THE INVESTMENT IN UIL HOLDINGS' COMMON STOCK AND EACH INDEX WAS $100 ON DECEMBER 31, 1995 AND THAT ALL DIVIDENDS WERE
   REINVESTED. FOR PURPOSES OF THIS GRAPH, THE YEARLY CHANGE IN CUMULATIVE SHAREOWNER RETURN IS MEASURED BY DIVIDING (I) THE SUM OF (A) THE CUMULATIVE AMOUNT OF DIVIDENDS FOR THE YEAR, ASSUMING DIVIDEND REINVESTMENT, AND (B) THE DIFFERENCE IN THE FAIR MARKET VALUE AT THE END AND THE BEGINNING OF THE YEAR, BY (II) THE FAIR MARKET VALUE AT THE BEGINNING OF THE YEAR. THE CHANGES DISPLAYED ARE NOT NECESSARILY INDICATIVE OF FUTURE RETURNS MEASURED BY THIS OR ANY METHOD.

                               BOARD OF DIRECTORS
                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors (the committee) is responsible for providing independent, objective oversight of UIL Holdings' accounting functions and internal controls. The committee is comprised of five independent directors, and acts under a written charter that is included as Appendix A to this Proxy Statement.

UIL Holdings' management, including its internal audit staff, is responsible for UIL Holdings' internal financial controls and the financial reporting process. UIL Holdings' independent public accountants are responsible for performing an independent audit of UIL Holdings' consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The committee's responsibility is to monitor and oversee these processes.

The committee's meetings are structured and conducted to facilitate and encourage open communications between the committee and UIL Holdings' internal audit staff and between the committee and UIL Holdings' independent public accountants, PricewaterhouseCoopers LLP. During these meetings, the committee has reviewed and discussed with management and PricewaterhouseCoopers the quarterly financial statements included in quarterly reports on Form 10-Q filed with the Securities and Exchange Commission during the year ended December 31, 2000 and audited financial statements for the year ended December 31, 2000. Discussions with PricewaterhouseCoopers have also included the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). PricewaterhouseCoopers has also provided to the committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and the committee has discussed with PricewaterhouseCoopers that firm's independence.

Based on its reviews and discussions with UIL Holdings' management, including its internal audit staff, and with PricewaterhouseCoopers, the committee recommended to the Board of Directors that UIL Holdings' audited financial statements for the year ended December 31, 2000 be included in UIL Holdings' Annual Report on Form 10-K filed with the Securities Exchange Commission.

For the year ended December 31, 2000, PricewaterhouseCoopers billed UIL Holdings the following fees for services rendered:
       Audit Fees, for the audit of UIL Holdings'
          annual financial statements for the
           year ended December 31, 2000 and for reviews
           of the quarterly financial statements included
           in UIL Holdings' Quarterly Reports on Form 10-Q          $  308,300
       Financial Information Systems Design and Implementation Fees       -
       All Other Fees                                                1,256,324
                                                                     ---------
       Total Fees Billed                                            $1,564,624

Included in the category "All Other Fees" were fees billed for tax preparation and tax consulting services in an aggregate amount of $375,179, and fees billed for due diligence investigations performed in connection with proposed acquisitions of other businesses in an aggregate amount of $784,350. After review and discussion, the committee has concluded that PricewaterhouseCoopers' provision of non-audit services to UIL Holdings is compatible with maintaining PricewaterhouseCoopers' auditor independence.

                                 AUDIT COMMITTEE

                                 John F. Croweak, Chair
                                 Thelma R. Albright
                                 David E. A. Carson
                                 Betsy Henley-Cohn
                                 James A. Thomas

EMPLOYMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The board of directors, at a meeting held on January 22, 2001, and in accordance with the recommendation of its Audit Committee, voted to employ the firm of PricewaterhouseCoopers LLP to make an audit of the books and affairs of UIL
Holdings for the fiscal year 2001. One or more representatives of PricewaterhouseCoopers LLP will attend the annual meeting, will be afforded the opportunity to make a statement if they desire to do so, and will be available to answer questions that may be asked by shareowners.

If the shareowners do not, by the affirmative vote of a majority of the shares of common stock represented at the meeting, approve the employment of PricewaterhouseCoopers LLP as independent public accountants, their employment will be reconsidered by the board of directors.

DATE FOR SUBMISSION OF PROPOSALS BY SECURITY HOLDERS

Shareowners who intend to present proposals for action at the 2002 Annual Meeting of the Shareowners are advised that such proposals must be received at the principal executive offices of UIL Holdings by December 5, 2001 in order to be included in the proxy statement and form of proxy for that meeting.

UIL HOLDINGS HAS FILED AN ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 WITH THE SECURITIES AND EXCHANGE COMMISSION. UIL HOLDINGS WILL PROVIDE YOU WITH A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS INCLUDED IN THE ANNUAL REPORT, WITHOUT CHARGE, IF YOU REQUEST IT IN WRITING. PLEASE DIRECT YOUR WRITTEN REQUESTS TO CHARLES J. PEPE, TREASURER AND ASSISTANT SECRETARY, UIL HOLDINGS CORPORATION, 157 CHURCH STREET, P.O. BOX 1564, NEW HAVEN, CONNECTICUT 06506. COPIES OF THE ANNUAL REPORT ON FORM 10-K THAT ARE SENT TO YOU WILL NOT INCLUDE EXHIBITS UNLESS YOU SPECIFICALLY REQUEST EXHIBITS AND AGREE TO PAY A FEE TO DEFRAY THE COPYING AND POSTAGE COSTS (10 CENTS PER PAGE, PLUS POSTAGE).

                                        By Order of the Board of Directors,

April 6, 2001                           SUSAN E. ALLEN
                                        VICE PRESIDENT INVESTOR RELATIONS
                                        AND CORPORATE SECRETARY

                                   APPENDIX A

                            UIL HOLDINGS CORPORATION
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS


  I.  AUDIT COMMITTEE MISSION

         The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary responsibilities and duties are to:

          o Monitor the integrity of UIL Holdings' financial reporting process and systems of internal controls regarding finance, accounting, and compliance with applicable laws, regulations and company policies.

          o    Monitor  the   independence  and  performance  of  UIL  Holdings'
               independent auditors and Internal Audit Department.

          o Provide an open avenue of communication among the independent auditors, financial and senior management, the Internal Audit Department, and the Board of Directors.

         The Audit Committee has authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors and to any person in UIL Holdings. The Audit Committee is empowered to retain, at UIL Holdings' expense, such special legal, accounting, or other consultants or experts as it deems necessary in the performance of its responsibilities and duties.

 II.  AUDIT COMMITTEE COMPOSITION AND MEETINGS

         The Audit Committee shall be comprised of five or more directors as determined by the Board of Directors, each of whom shall be an independent director, free from any relationship that would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise. All members of the Audit Committee shall satisfy the applicable listing standards of the New York Stock Exchange.

         Audit Committee members shall be appointed by the Board of Directors on recommendation of the Committee on Directors of the Board of Directors. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

         The Audit Committee shall meet at least three times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee shall meet periodically in executive session with financial and senior management, the director of the Internal Audit Department, the independent auditors, and as a committee, to discuss any matters that the Committee or any of these persons believe should be discussed privately. In addition, the Committee, or at least its Chair, shall meet with financial and senior management and the independent auditors quarterly to review UIL Holdings' financial statements consistent with
         III.4. below.

III.  AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

         Review Procedures
         -----------------

         The Audit Committee shall:

          1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter, and any recommended changes therein, to the Board of Directors for adoption. Have the Charter published in the proxy statement for the Annual Meeting of the Shareowners at least once in every three years, in accordance with Securities and Exchange Commission (SEC) regulations.

          2. Review and discuss with financial and senior management UIL Holdings' annual audited financial statements prior to their filing or distribution. This review and discussion shall include discussion with financial and senior management and the independent auditors of significant issues regarding accounting principles, practices and judgments, discussion with the independent auditors of the matters covered in Statement of Auditing Standards (SAS) No. 61, and, following the Committee's receipt from the independent auditors of the independence information called for in Independence Standards Board Standard No. 1, all significant relationships they have with UIL Holdings that could impair their independence.

          3. Based on the review and discussion described in III.2. above, recommend to the Board of Directors that the annual audited financial statements be included in UIL Holdings' Annual Report on Form 10-K filed with the SEC.

          4. Review with financial management and the independent auditors UIL Holdings' quarterly financial results prior to the release of earnings and/or UIL Holdings' quarterly financial statements prior to filing or distribution. The Chair of the Audit Committee may represent the entire Committee for purposes of this review.

          5. In consultation with financial and senior management, the independent auditors and the Internal Audit Department, consider the integrity of UIL Holdings' financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings of the independent auditors and the Internal Audit Department, together with management's responses to these findings. Review and discuss with financial management and the independent auditors any significant changes to UIL Holdings' accounting principles, all information relating to the independent auditors' judgments concerning the quality of UIL Holdings' accounting principles, and any other information required to be communicated by the independent auditors to the Audit Committee in accordance with SAS No. 61.

         Independent Auditors
         --------------------

          6. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall ensure the independence of the independent auditors selected by the Committee annually and recommended by the Committee to the Board of Directors for appointment as the independent auditors. The Audit Committee shall evaluate the performance of the independent auditors and recommend to the Board of Directors the discharge and replacement of the independent auditors if and when circumstances warrant.

          7. The Audit Committee shall approve the fees and other significant compensation to be paid to the independent auditors.

          8. The Audit Committee shall review the independent auditors' proposed audit plan for the current year, and discuss with the independent auditors its scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

         Internal Audit Department
         -------------------------

         The Audit Committee shall, periodically:

          9.   Review  the   budget,   plan,   changes   in  plan,   activities,
               organizational structure, and qualifications of the Internal Audit Department.

          10. Review the performance, and recommend to the Board of Directors, the appointment and replacement of the Director of Internal Audit.

          11.  Review  significant   reports  prepared  by  the  Internal  Audit
               Department, together with management's response and follow-up to these reports.

         Other Audit Committee Responsibilities
         --------------------------------------

         The Audit Committee shall:

          12. Prepare a report to shareowners to be included in the proxy statement for the Annual Meeting of the Shareowners, as required by the SEC.

          13. Perform such other activities consistent with this Charter, UIL Holdings' bylaws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

          14. Keep minutes of meetings of the Audit Committee, which will be maintained by the Corporate Secretary and submitted to the Board of Directors for approval.

          15.  Report  to  the  Board  of   Directors   periodically   regarding
               significant results of the Audit Committee's activities.

          16. Review and recommend necessary changes to the Code of Business Conduct for UIL Holdings, and review management's system for enforcing this Code.

IV.  DISCLAIMER

         Although the Audit Committee has the responsibilities, duties and authority set forth in this Charter, it is not the responsibility or duty of the Committee to plan or conduct audits or to determine that UIL Holdings' financial statements are complete and accurate, or that they have been prepared in accordance with accepted accounting principles. These functions are the responsibility of financial and senior management and the independent auditors. Nor is it the responsibility or duty of the Audit Committee to conduct investigations, to resolve any disagreements between management and the independent auditors, or to ensure compliance with applicable laws, regulations and company policies.

                       DIRECTIONS TO QUINNIPIAC UNIVERSITY
                       -----------------------------------

FROM NEW LONDON VIA I-95:
-------------------------

Take I-95 to New Haven. Then take I-91 North to Exit 10 (Route 40). Follow Route 40 approximately 3 miles to its end (at Whitney Avenue). Turn right onto Whitney Avenue (Route 10) and proceed North for 1.4 miles. Turn right onto Mount Carmel Avenue and go 0.3 miles to campus.

FROM NEW YORK CITY VIA I-95:
----------------------------

Take I-95 to New Haven. Then take I-91 North to Exit 10 (Route 40). Follow Route 40 approximately 3 miles to its end (at Whitney Avenue). Turn right onto Whitney Avenue (Route 10) and proceed North for 1.4 miles. Turn right onto Mount Carmel Avenue and go 0.3 miles to campus.

FROM NEW YORK CITY VIA THE WILBUR CROSS PARKWAY (MERRITT PARKWAY):
------------------------------------------------------------------

Take the Parkway  (Route 15) to Exit 61. Turn right onto Whitney  Avenue  (Route
10) and proceed North 3 miles to Mount Carmel Avenue. Turn right onto Mount Carmel Avenue and go 0.3 miles to campus.

FROM HARTFORD VIA I-91:
-----------------------

Take I-91 South to Exit 10 (Route 40). Follow Route 40 approximately 3 miles to its end (at Whitney Avenue). Turn right onto Whitney Avenue (Route 10) and proceed North for 1.4 miles. Turn right onto Mount Carmel Avenue and go 0.3 miles to campus.

                        ANNUAL MEETING OF SHAREOWNERS OF

                            UIL HOLDINGS CORPORATION

                                  MAY 16, 2001

                               COMMON STOCK PROXY

                            PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
---------------
Please date, sign and mail your proxy card in the envelope provided as soon as possible.


TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.


TO VOTE BY INTERNET
-------------------
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.


--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

    IN ORDER TO SAVE UIL HOLDINGS CORPORATION THE EXPENSE OF FURTHER SOLICITATION TO ENSURE THAT A QUORUM IS PRESENT AT THE ANNUAL MEETING, PLEASE VOTE YOUR PROXY PROMPTLY - REGARDLESS OF THE NUMBER OF SHARES YOU OWN, AND REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING.
--------------------------------------------------------------------------------


YOUR CONTROL NUMBER IS
                        ----------------------


DIRECTIONS TO QUINNIPIAC UNIVERSITY APPEAR AT THE END OF THE ACCOMPANYING PROXY STATEMENT.

                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED
--------------------------------------------------------------------------------

[X] Please mark your
    votes as in this
    example.
                                                     WITHHOLD
                     FOR all nominees listed      AUTHORITY to vote
                     (except as indicated to      for all nominees
                     the contrary)                listed at right
(1)  ELECTION OF
     BOARD OF             [_]                         [_]
     DIRECTORS

NOMINEES:    Thelma R. Albright
             Marc C. Breslawsky
             David E. A. Carson
             Arnold L. Chase
             John F. Croweak
             Robert L. Fiscus
             Betsy Henley-Cohn
             John L. Lahey
             F. Patrick McFadden, Jr.
             Daniel J. Miglio
             James A. Thomas
             Nathaniel D. Woodson

and, in their discretion, such other person or persons as the present Board of Directors shall determine, if one or more of said nominees is unable to serve.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "For" box and write that nominee's name in the space provided below.)


------------------------------------------------------------

(2)  APPROVAL OF THE EMPLOYMENT OF      FOR      AGAINST    ABSTAIN
     PRICEWATERHOUSECOOPERS LLP AS
     UIL HOLDINGS CORPORATION'S         [_]        [_]        [_]
     INDEPENDENT PUBLIC ACCOUNTANTS
     FOR 2001.  (Proposed by the
     Board of Directors.)

(3) IN THEIR DISCRETION, ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE SHAREOWNERS AT THE ANNUAL MEETING OR ANY ADJOURNMENT OF THE ANNUAL MEETING.





Signature                        Signature                  Dated
         -----------------------          ------------------     ---------------

NOTE: When signing as attorney, executor, administrator, trustee or guardian, give title as such. If signer is a corporation, sign in the corporate name by duly authorized officer.

                            UIL HOLDINGS CORPORATION

                               COMMON STOCK PROXY

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John L. Lahey, or F. Patrick McFadden, Jr. (in the absence of Mr. Lahey), or Betsy Henley-Cohn (in the absence of Messrs. Lahey and McFadden) as proxy, for and in the name of the undersigned and with all powers the undersigned would possess if personally present, to vote all shares of the common stock of UIL Holdings Corporation that the undersigned is entitled to vote at the Annual Meeting of the Shareowners to be held on Wednesday, May 16, 2001, and at any adjournments thereof.

THIS PROXY CARD, WHEN PROPERLY SIGNED AND RETURNED TO UIL HOLDINGS CORPORATION, WILL BE VOTED IN THE MANNER INDICATED ON THE REVERSE SIDE. UNLESS OTHERWISE DIRECTED ON THE REVERSE SIDE, THE UNDERSIGNED'S VOTE WILL BE CAST FOR THE ELECTION OF ALL NOMINEES LISTED TO THE BOARD OF DIRECTORS AND FOR ITEM (2).

            (CONTINUED, AND TO BE SIGNED AND DATED, ON REVERSE SIDE)